UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

March 25, 2008
(Date of earliest event reported)

GRIFFIN LAND & NURSERIES, INC.
(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Commission File Number	1-12879

One Rockefeller Plaza, New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number including Area Code	(212) 218-7910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Previous independent registered public accounting firm.

On March 25, 2008, the Audit Committee of the Board of Directors of Griffin Land & Nurseries, Inc. (“Griffin”) dismissed PricewaterhouseCoopers LLP (“PwC”) as Griffin’s independent registered public accounting firm.

PwC’s reports on Griffin’s consolidated financial statements as of and for the fiscal years ended December 2, 2006 and December 1, 2007 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During Griffin’s fiscal years ended December 2, 2006 and December 1, 2007 and the subsequent period through March 25, 2008, Griffin has not had any disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in their reports on the financial statements for such years.  Also during this period, there have been no reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Griffin provided PwC with a copy of the disclosures it is making herein in response to Item 304(a) of Regulation S-K and requested that PwC furnish Griffin with a letter addressed to the Securities and Exchange Commission (the “SEC”), pursuant to Item 304(a)(3) of Regulation S-K, stating whether it agrees with the statements related to PwC made by Griffin in this report. A copy of PwC’s letter to the SEC dated March 26, 2008 is attached as Exhibit 16.1 to this report.

(b) Engagement of new independent registered public accounting firm.

On March 25, 2008, the Audit Committee appointed McGladrey & Pullen, LLP (“McGladrey”) as Griffin’s new independent registered public accounting firm for Griffin’s 2008 fiscal year.  Griffin and McGladrey are in the process of finalizing an engagement letter.  Neither Griffin, nor anyone on its behalf, consulted McGladrey regarding any matter during Griffin’s fiscal years ended December 2, 2006 or December 1, 2007, or the subsequent period through the date of the filing of this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 16.1:  Letter from PricewaterhouseCoopers LLP, dated March 26, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN LAND & NURSERIES, INC.

/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: March 27, 2008